Exhibit 5.1

December 14, 2010

Dice Holdings, Inc.

1040 Avenue of the Americas, 16th Floor

New York, New York 10018

Registration Statement on Form S-3 (File No. 333-165483)

Ladies and Gentlemen:

We have acted as special counsel to Dice Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-165483) (the “Registration Statement”), which became effective on May 18, 2010. You have asked us to furnish our opinion as to the legality of 13,800,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), being sold under the Registration Statement, including 1,075,633 shares of Common Stock offered by the Company (the “Company Stock”) and 12,724,367 shares of Common Stock offered by certain stockholders of the Company named in the Registration Statement (the “Selling Stockholder Common Stock” and, together with the Company Stock, the “Offered Common Stock”), which are registered under the Registration Statement and which are being sold today pursuant to an Underwriting Agreement dated December 9, 2010 (the “Underwriting Agreement”), by and among the underwriters named on Schedule B thereto (the “Underwriters”), the stockholders named on Schedule A thereto (the “Selling Stockholders”) and the Company.

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement;

2. the preliminary prospectus supplement dated December 3, 2010 (the “Preliminary Final Prospectus”);

4. the final prospectus supplement dated December 9, 2010 (the “Final Prospectus”); and

5. the Underwriting Agreement.

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, (ii) copies of resolutions of the board of directors of the Company relating to the issuance of the Offered Common Stock, certified by the Company and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.

We have also relied upon oral and written statements of officers and representatives of the Company, the representations and warranties of the Company made in the Underwriting Agreement as to factual matters and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The shares of Company Stock have been duly authorized by all necessary corporate actions on the part of the Company and, upon the sale of the Company Stock pursuant to the Underwriting Agreement, the shares of Company Stock will be validly issued, fully paid and non-assessable.

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2. The shares of Selling Stockholder Common Stock have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the base prospectus included in the Registration Statement and in the Final Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP